UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005 (February 7, 2005)

HUDSON'S GRILL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

333-94797

(Commission or File Number)

75-2738727

(IRS Employer Identification Number)

16970 Dallas Parkway, Suite 402, Dallas, Texas 75248

(Address of principal executive offices)

(972) 931-9237

(Registrant's telephone number, including area code)

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Hudson's Grill International, Inc. (the "Company"), a Texas corporation based in Dallas, Texas, reports that Creekside Trail, Inc, a Wisconsin corporation doing business as Hudson's Classic Grill De Pere, opened for business on February 7, 2005. The Hudson's Grill restaurant is located at 1632 Mid Valley Road, De Pere, Wisconsin. As a result, the Company will book the franchise fee paid in 2004 by Creekside as income in the first quarter of 2005.

The Company also reports that it has received a signed franchise agreement from Jim and Lisa Stabile of Marquette, Michigan. Jim Stabile has been a consultant with the Company, handling oversight and sales of franchises in the Upper Midwest. He managed the Marquette Hudson's Grill from April 1999, when it opened, until November 2004. The new restaurant will be located at 1900 North Casaloma Drive, Appleton, Wisconsin. The Company anticipates that the new franchise will open sometime in the second or third quarter of 2005. The new franchisee paid a franchise fee of $25,000 for the rights to open and operate the Hudson's Grill, but will not receive any opening or training assistance since Mr. Stabile is already very familiar with the operations of a Hudson's Grill restaurant.

The Company also reports that its Dubuque, Iowa, franchise is currently planning to open sometime in early April 2005.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

1. Press Release dated March 11, 2005, regarding the opening of the De Pere, Wisconsin franchise by Creekside Trail, Inc., and the signing of a new franchisee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2005

HUDSON'S GRILL INTERNATIONAL, INC. s/s Robert W. Fischer Robert W. Fischer, Director

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